As filed with the U.S. Securities and Exchange Commission on April 8, 2022

Registration No. 333-259514

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AGILETHOUGHT, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	87-2302509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E
Irving, Texas 75039
(971) 501-1440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel Senderos Fernández
Chief Executive Officer
AgileThought, Inc.
222 W. Las Colinas Blvd. Suite 1650E
Irving, Texas 75039
(971) 501-1440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer J. Carlson
Christina M. Thomas
Mayer Brown LLP
3000 El Camino Real
Palo Alto, CA 94306
Tel: (650) 331-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Registration No.: 333-259514

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ADDITION OF EXHIBIT

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-259514) is being filed to include as an exhibit KPMG LLP’s consent to the use of its report dated March 31, 2022, with respect to the consolidated financial statements of AgileThought, Inc. (the “Company”) included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 in such registration statement and the related prospectus. The report of KPMG LLP was filed in the Prospectus Supplement No. 13 dated April 6, 2022 filed pursuant to Rule 424(b)(3).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The exhibit listed below is filed as part of this registration statement

Exhibit No.	Description
23.1	Consent of KPMG LLP

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on this 8th day of April, 2022.

AGILETHOUGHT, INC.

By:	/s/ Ana Cecilia Hernández
Ana Cecilia Hernández
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manuel Senderos Fernández	Chief Executive Officer and Chairman of the	April 8, 2022
Manuel Senderos Fernández	Board of Directors (Principal Executive Officer)

/s/ Ana Cecilia Hernández	Interim Chief Financial Officer	April 8, 2022
Ana Cecilia Hernández	(Principal Financial Officer)

/s/ David Molero Santos	Chief Accounting Officer	April 8, 2022
David Molero Santos	(Principal Accounting Officer)

*	Director	April 8, 2022
Mauricio Garduño González Elizondo

*	Director	April 8, 2022
Diego Zavala

*	Director	April 8, 2022
Alexander R. Rossi

*	Director	April 8, 2022
Alejandro Rojas Domene

*	Director	April 8, 2022
Mauricio Jorge Rioseco Orihuela

*	Director	April 8, 2022
Arturo José Saval Pérez

*	Director	April 8, 2022
Roberto Langenauer Neuman

*	Director	April 8, 2022
Andrés Borrego y Marrón

*	Director	April 8, 2022
Gerardo Benítez Peláez

*	Director	April 8, 2022
Marina Diaz Ibarra

*	As Attorney-in-Fact

By:	/s/ Manuel Senderos Fernández
Manuel Senderos Fernández

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